EXHIBIT 10.1

CONVERTIBLE LOAN AGREEMENT

This Convertible Loan Agreement (this “Agreement”) is made and entered into as of this __ day of _________, 2014 (the “Effective Date”) by and among 2304101 Ontario Inc.., operating as Behavioural Neurological Applications and Solutions of 100 College Street, Suite 213, Toronto, ON M5G 1L5 (the “Company”), and those persons and entities listed in Exhibit A (each, a “Lender”, and collectively, the “Lenders”). Except as expressly provided in this Agreement, each such Lender's undertakings and obligations hereunder are made separately and independently to the other Lenders' obligations and undertakings set out herein.

Whereas, the Company requires for its operations and activities immediate funding, and has agreed with the Lenders, that the Lenders shall provide a convertible loan to the Company in the initial aggregate principal amount of up to$700,000 (Seven Hundred Thousand Dollars pursuant to the terms and conditions set forth herein.

Whereas, each Lender desires to provide its portion of such convertible loan or loans to the Company, in the amounts as set forth on Exhibit A hereto, pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, the parties agree as follows:

1.	Preamble. The Preamble to this Agreement constitutes an integral part hereof.

2.	The Loan.

1.1.

The Lenders shall lend to the Company and the Company shall initially borrow from the Lenders an aggregate of$700,000 (Seven Hundred Thousand Dollars) (the " Loan". Each Lender shall lend to the Company that portion of the Loan set forth opposite its name in Exhibit A in the column titled " Loan Amount" (the "Pro Rata Portion"). The Loan Amount for each Lender shall be delivered to the Company on or prior to December 31, 2014 (the "Initial Closing Date") by certified cheque or wire transfers of immediately available funds to an account designated by the Company.

1.3.

The Loan shall bear interest at the rate of 18% (eighteen percent), per annum, from the date of its actual extension to the Company and until its repayment or conversion into securities of the Company, as set forth below;. For the avoidance of doubt, the Interest accruing shall only be repaid upon repayment of the Loan, and shall be taken into account in the event of the conversion of the Loan into securities of the Company.

1.4.

Subject to Section 12.4, the Company shall have the right at any time prior to the conversion of the Loan (as set forth in Section 4), upon ten (10) days prior written notice to the Lender to repay all or any part of the outstanding Loans.

1.5.	CONDITIONS PRECEDENT TO CLOSING. Each Lender’s obligation to extend money to Company pursuant to the Loan Agreement at a Closing is subject to, prior to or at such Closing, the following conditions:

1.2.

Representations and Warranties. The representations and warranties made by the Company in Section 14 shall be true and correct in all respects when made and shall be true and correct in all material respects on the applicable Closing Date with the same force and effect as if they had been made on and as of such Closing.

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1.3.

Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing, except where failure to so perform would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or operations of the Company ("Material Adverse Effect").

1.4.

Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to counsel for the Lenders.

4.

Use of Proceeds. The Company undertakes that the entire proceeds of each Loan shall be used for general corporate purposes, including working capital, capital expenditures, operating expenditures (including payment to the Lenders of agreed upon expenses relating to the Loan transaction).

5.	Conversion.

1.1.

In the event that on or prior to December 31, 2014 (or such later time as may be agreed in writing between all the parties hereto) (the “Maturity Date”), an external round of financing in the Company, in a minimum amount of $500,000 ("Qualified Financing") is completed, then immediately prior to the closing of such Qualified Financing, or concurrently therewith, the Loan shall automatically be converted into an investment in the Company in consideration for the type of securities issued in such Qualified Financing (the "New Round Securities"), having the rights granted to such New Round Securities in the Company's Articles of Association as shall be effect from time to time, and any other shareholder agreements, at a price per share equal to the price per share of the New Round Securities, with a 25% discount.

The Lender shall provide written notice to the Company at least 14 days prior to the closing of the Qualified Financing. .

6.	Optional Conversion.

Prior to the occurrence of a Qualified Financing, or until the Maturity Date, the earlier to occur, the Loan, or any portion thereof which has actually been extended by a Lender, may be converted by such Lender, at any time in its sole and absolute discretion, into Common Shares of the Company, , at a conversion price reflecting a fully diluted pre-money valuation of the Company as of the Closing according the following scheduleas adjusted in accordance with the Company's Articles of Incorporation (“the Base Conversion Rate”).

Prior to March 31, 2014:	$4,000,000
From April 1-June 30, 2014:	$5,000,000
From July 1-September 30, 2014:	$6,000,000
From September 30-December 31, 2014:	$7,000,000

The number of Common Shares into which Loan may be converted will be determined by dividing the Loan balance to be converted by the Base Conversion Rate, as adjusted. The Lender shall provide written notice to the Company and the other Lenders of such Lender's intention to so convert its pro rata portion of the Loan, or any portion thereof, and each Lender shall have full discretion as to the timing of the conversion of such Lender's Loan, or any portion thereof.

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RESERVATION OF SHARES. Company shall reserve and keep available solely for issuance upon the conversion of the Loan such number of shares of as will be from time-to-time be sufficient to permit the conversion or exercise of all outstanding Loan

7.

8.

Rights of the Converted Shares: The Common Shares, or New Round Securities issued to the Lenders upon the conversion of the Loan pursuant to this Agreement shall have the rights granted to such securities as provided in the Company's Articles of Incorporation as shall be effect from time to time, and any other shareholder agreements, as applicable, dependent on the type of securities to which the Loan shall be converted into. Such rights may include liquidation preference, anti-dilution provisions, voting rights, protective provisions, information and registration rights, preemptive rights and other rights, all as shall be agreed upon in the context of the Qualified Financing.

9.

Negative Covenants. So long as any amount of the Loan remains outstanding and without prior written consent Lenders holding the at least a majority of the principal outstand balance of the aggregate Initial Loan and Subsequent Loan (the “Majority Lenders”) Company shall not: (a) materially change the general nature of its business; (b)make any loan or other extension of credit to its distributors, customers, subsidiaries, or employees except for loans or extensions of credit to distributors, customers and subsidiaries granted in the Ordinary Course of Business; (c) receive any loan or advance from a third party or incur any debt, except for debt incurred in the Ordinary Course of Business and loans from existing shareholders or subsidiaries (each such loan shall be referred to as a “Related Party Loan”); (d) issue any guarantee or otherwise undertake any contingent liability other than debt incurred in the Ordinary Course of Business; (e) pledge or grant a security interest in any of Company’s other assets; (f) sell, transfer or assign assets of the Company other than the sale of products in the Ordinary Course of Business; (g) transfer ownership of its fixed assets to a third party; (h) create or permit to exist any encumbrance over all or any of its present or future revenues or assets; and (i) distribute any dividends; and (j) purchase, redeem, retire, or otherwise acquire for value any of the Company’s capital shares now or hereafter outstanding.

“Ordinary Course of Business” shall mean transactions or actions directly related to the business of operations of the Company (in this paragraph each, a “Transaction”) consistent with Company’s past business practices.

The above covenants shall also apply to any Subsidiary. “Subsidiary” shall mean any existing subsidiary of the Company or any subsidiary to be created by the Company after the date hereof.

10.	AFFIRMATIVE COVENANTS.

1.1.

CORPORATE ACTIONS. The Company warrants to each Lender that as promptly as practicable after the Closing and within the requirements of applicable law, the Company shall fulfill all corporate actions necessary, but not required prior to the Closing and, for the authorization, execution, delivery, and performance of all of the Company’s obligations under this Agreement and all transactions contemplated herein, and for the authorization, issuance, and allotment of securities pursuant to the terms of this Agreement, including without limitation and filing of all required notices and payment of all fees and taxes, if any.

11.	INTERCREDITOR PROVISIONS.

1.1.

The Lenders acknowledge and agree that it is their intent, notwithstanding anything to the contrary in this Agreement, that the rights, powers and authorities of the Lenders under this Agreement and the other transaction documents delivered pursuant to this Agreement (the “Transaction Documents”) may be exercised on behalf of all Lenders by the consent, agreement or waiver, as the case may be, of the Majority Lenders. Each Lender hereby agrees that the Majority Lenders shall have the right, power and authority to direct the manner of any and all action taken by the Lenders in respect of: (a) the enforcement of this Agreement and the other Transaction Documents and any remedial action in respect thereof; (b) the granting of waivers or making of amendments in respect of this Agreement and the other Transaction Documents, and (c) the exercise, non-exercise, waiver, release or modification of any other right or remedy or power of the Lenders pursuant to this Agreement and the other Transaction Documents. Any such direction by or approval of the Majority Lenders shall be binding on all Lenders. Notwithstanding anything in this Section, any waiver, release or modification of any right or remedy or power of the Lenders pursuant to this Agreement, and the other Transaction Documents that has the effect of treating one Lender materially differently from another Lender shall also require the consent of the Lender(s) negatively effected by the disparate treatment.

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1.2.

Without limitation to the foregoing, no Lender shall, or if already commenced shall continue in, any of the following actions without the prior approval of the Majority Lenders (provided that if so directed by the Majority Lenders each Lender will):

(a)	commence, or cause to be commenced, or join with any creditor in commencing, any bankruptcy, insolvency or receivership proceeding against Company; or

(b)	exercise any demand rights or pursue any remedies under or with respect to the Agreement or any Transaction Document.

1.3.

The Company agrees that all payments on account of the Loan shall be made ratably among the Lenders in accordance with their respective Pro Rata Portion at the time of payment, as shall be set forth in Exhibit A (as amended). The Parties agree that they shall not, without the prior written consent of the Majority Lenders and the Company, amend the provisions of this Agreement or any of the Transaction Documents. Payments in respect of the Loan shall be applied in the following order: (a) first to the payment of Interest; (c) second to the payment of principal; and (d) third to the payment of any other obligations of the Company under the Transaction Documents, if any.

1.4.

For the avoidance of doubt, it is hereby clarified that once the Company has made any payments on account of the Loan pursuant to Exhibit A, the Company shall be deemed to have fulfilled its repayments obligations under this Agreement and all Transaction Documents, for all intents and purposes, and the Lenders shall have no claim or demand against the Company in connection therewith.

1.5.

Each Lender acknowledges and agrees that all payments made on the Loan on account of obligations under this Agreement and the Transaction Documents shall be made on a pro rata basis, in accordance with each Lender’s respective Pro Rata Portion at the time of payment as set forth in Exhibit A, as amended. If, despite the provisions of this Section, any Lender shall receive any payment from Company relative to a Loan in excess of the Pro Rata Portion to which it is then entitled in accordance with this Agreement, such Lender shall hold such excess payment in trust for the benefit of the parties entitled thereto and promptly pay over or deliver such excess payment to the other Lenders for application in accordance with this Agreement.

1.6.

To the extent a Lender converts its Loan into Common Shares, such Lender agrees that it shall, upon executing a joinder agreement, in form satisfactory to the Company and delivering such document to the Company, be joined as a party to the Shareholders Agreement. To the extent a Lender converts its Loan into New Round Securities, such Lender agrees that it shall, upon executing the necessary documents required in the framework of such financing (including any joinder agreements, in form satisfactory to the Company) and delivering such documents to the Company, be joined as a party to any shareholder agreement and any registration agreement applicable to holders of Company’s New Round Securities.

12.	Default.

1.1.	Any outstanding amount under the Loan will immediately become due and payable upon any Event of Default as defined herein. The occurrence of any of the following shall be an Event of Default:

(a)

the Company fails to pay any sum due from it pursuant to this Agreement at the time, in the currency and in the manner specified in this Agreement, or otherwise is in breach of this Agreement or any of the Transaction Documents, and such breach (except for a breach that would have a Material Adverse Effect)is not remedied within twenty-one (21) days after the Majority Lenders have notified the Company in writing of said breach or non-payment.

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(b)

the Company fails duly to perform or comply with any covenant or other obligation expressed to be assumed by it in this Agreement, the Transaction Documents, or any of the exhibits, schedules or annexes hereto and thereto (if capable of remedy) (except for a breach that would have a Material Adverse Effect) and such failure is not remedied within thirty (30) days after the Majority Lenders have given notice thereof to the Company.

(c)

the Company is unable to pay its debts as they fall due, commences negotiations as a result of financial difficulties with one or more of its creditors with a view to the general readjustment or rescheduling or entering into arrangement regarding its indebtedness or makes a general assignment for the benefit of or a composition with its creditors or the Company's liabilities are greater than its assets and the same is not remedied within 30 days of its liabilities becoming greater than its assets.

(d)

the commencement by the Company of any liquidation proceedings or the adoption of a winding up resolution by the Company, or the appointment of a receiver or trustee over the whole or any part of the Company’s assets, or the calling by the Company of a meeting of creditors for the purpose of entering into a scheme or arrangement with them, and if any of the aforementioned actions or proceedings is not canceled within 60 days of its initiation; and

(e)

the levy of an attachment or the institution of execution proceedings against the whole or a substantial part of the Company’s assets, where such attachment or execution proceeding is not discharged within 60 days. The Company (as applicable) shall notify the Lender within 72 hours of any such attachment or proceeding.

13.	Representations and Warranties of the company.

The Company hereby represents and warrants to the Lenders that, the statements in the following paragraphs of this Section12 are all true and correct as of the Closing:

1.1.

Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing in accordance with the laws of the state of its incorporation and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

1.2.

Due Authorization; Consent. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under this Agreement and the Floating Charge, has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles. All consents, approvals and authorizations of, and registrations, qualifications and filings with, any federal or state governmental agency, authority or body, or any third party, required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been obtained or will be obtained prior to the Closing.

1.3.

Disclosure. The Company to its knowledge, has fully provided the Lenders with all of the information reasonably available to the Company that the Lenders have requested for deciding whether to provide the Loan to the Company pursuant to the terms and conditions set forth in this Agreement. To the Company's best knowledge, neither this Agreement (including all the exhibits and schedules attached hereto), nor any other statements or certificates made or delivered in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

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14.	Conditions to Closing: the Initial Closing will be conditional upon Company receiving from the Lenders, in the aggregate, at least $75,000.

15.

Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof. This Agreement may not be modified or amended except by a written agreement signed by the parties hereto.

16.

Governing Law. This Agreement shall be governed by the laws of the Province of Ontario, without regard for the conflicts-of-laws provisions thereof. Any dispute arising under or in connection with this Agreement shall be settled exclusively before the courts of the Province of Ontario.

17.

Severability; Headings. The invalidity or unenforceability of any term or provision of this Agreement will not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and will not alter or otherwise affect the meaning of this Note.

18.

EXPENSES. Each party shall pay all costs and expenses incurred by it in connection with the negotiation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company shall pay the legal fees of the Lenders in connection with the transactions contemplated by this Agreement and the Transaction Documents not to exceed $5,000 per Lender or $10,000 in the aggregate.

19.

NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, by fax or other electronic delivery, or by express overnight courier service. Notices provided in accordance with this Section shall be deemed delivered upon personal delivery or receipt by fax or electronic delivery or overnight mail or on the date delivery is refused. Any such notice must be sent:

(a)	if to a Lender, to that Lender at the address specified for such communications on the signature pages hereto, or at such other address as that Lender shall have specified to the Company in writing,

(b)	if to the Company, at its address specified for such communications on the signature page hereto, or at such other address as the Company shall have specified to the Lender in writing.

[The remainder of this page is left intentionally blank]

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[signature page to Convertible Loan Agreement]

IN WITNESS WHEREOF, the parties have executed this Convertible Loan Agreement as of the date first above written.

Address:	______________________________ 2304101 Ontario Inc.
______________________________
______________________________	By:	/s/
Name:
Title:

Address:	______________________________
______________________________
______________________________	By:	/s/
Name:
Title:

Address:	______________________________
______________________________
______________________________	By:	/s/
Name:
Title:

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Schedule A

List of Lenders, Details, Loan Amount

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